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                                 EXHIBIT 99.1
                                 ------------


                             FOR IMMEDIATE RELEASE


                         PRESS CONTACT:    JOHN HAWKINS
                                           VICE PRESIDENT
                                           CORPORATE COMMUNICATIONS


                                           ANNE CURTIS
                                           DIRECTOR
                                           CORPORATE COMMUNICATIONS
                                           301-592-5032

                       ANALYST CONTACT:    JOE SQUERI
                                           301-592-5006



                                CHOICEBUYS.COM
            CHOICE HOTELS' WEB-BASED ORDERING SYSTEM "LIGHT-YEARS"
                               AHEAD OF INDUSTRY



  SILVER SPRING, MD. (APRIL 21, 1999)  Choice Hotels International, Inc. (NYSE:
CHH) today announced the launch of CHOICEBUYS.COM, an innovative web-based purchasing system and the company's initial foray into web-based technology as a significant revenue generator.

  The user-friendly Choicebuys.com, complete with detailed product descriptions, photos and itemized pricing, revolutionizes the way the franchisee owners of Comfort, Quality, Econo Lodge, Clarion, Sleep Inn, Rodeway Inn and MainStay Suites brand hotels order supplies needed to run their businesses.

     Franchisees may now place orders with endorsed vendors, pay for purchases and track delivery via the Internet.

     "Choicebuys.com is the first step for Choice in maximizing the value of the Internet to our hotels and our guests," said Charles A. Ledsinger, Jr., president and chief executive officer. "Its launch puts us light-years ahead of our competitors, and we are also exploring ways to bring technology to our guests through in-room Internet service."

     "Choicebuys.com has advanced hotel purchasing technology into the new millennium," said Daniel Rothfeld, vice president of partner services. "With a click of a mouse, franchisees can now stroll through a virtual shopping mall to check specifications and compare prices for every conceivable product needed to run a hotel."

  According to Rothfeld, by virtue of its ease of usage and its preferred pricing, the system may potentially drive annual expenditures of $1.5 billion in goods and services by

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Choice franchisees. "Our objective in the development of Choicebuys.com was to provide franchisees with a system that is both cost-effective and easy to use," Rothfeld said.

     "Choicebuys.com is a prime example of our four-win philosophy at work," said Rothfeld. "By leveraging the size of the Choice system to craft partnerships with quality vendors and service providers, we create a winning environment that benefits the company, our preferred vendors, our franchisees and their guests."

  The company's analysis, based on research from its franchisees and from Smith Travel Research, a leading research firm tracking the lodging industry, estimates that more than $11 billion in goods and services are purchased annually throughout the industry. "We've created a turnkey system that is extremely attractive to other companies," Rothfeld said. "Choicebuys.com becomes even more of a potential revenue generator for us as we consider ways to make it available for license industry-wide."

     Choice Hotels International franchises almost 5,000 hotels open and under development in 36 countries marketed under the brand names Comfort, Quality, Clarion, Sleep Inn, Econo Lodge, Rodeway Inn and MainStay Suites. For more information, visit www.choicehotels.com.

                                      ###
     Comfort, Quality, Clarion, Sleep Inn, Econo Lodge, Rodeway Inn and MainStay Suites are registered trademarks and service marks of Choice Hotels International, Inc. Choicebuys.com is a pending trademark of Choice Hotels International.

     Certain matters discussed in this press release may constitute forward-looking statements within the meaning of federal securities laws. Such statements are based on management's beliefs, assumptions and expectations, which in turn are based on information currently available to management. Actual performance and results could differ from those expressed in or contemplated by the forward-looking statements due to a number of risks, uncertainties and other factors, many of which are beyond Choice's ability to predict or control. For further information on factors which could impact Choice and the statements contained herein, we refer you to the filings made by Choice with the Securities and Exchange Commission, including its registration statement on form S-4 and report on form 8-K.


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